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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) or 12(g) OF THE
                         SECURITIES EXHANGE ACT OF 1934


                              INVACARE CORPORATION
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             (Exact name of registrant as specified in its charter)


      Ohio                                                    95-2680965
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(State of incorporation or organization)   (I.R.S. Employer Identification No.)


One Invacare Way, P.O. Box 4028, Elyria, Ohio                    44036
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(Address of principal executive offices)                      (Zip Code)

If this form relates to the                       If this form relates to the
registration of a class of securities             registration of a class of
pursuant to Section 12(b)of the Exchange Act      securities pursuant to Section
and is effective pursuant to General              12(g)of the exchange Act and
Instruction A. (c), please check the              is effective pursuant to
following box. X                                  General Instruction A.(d),
                                                  please check the following
                                                  box. ___

Securities Act registration statement file number to which this form relates: ____________________
                 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                         Name of each exchange on which
    To be so registered                         each class is to be registered

    Common Shares, without                      New York Stock Exchange
    par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)



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Item 1.  Description of Registrant's Securities to be Registered.

         The description of the Registrant's Common Shares, without par value, set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-3 (Reg. No. 33-57967), filed with the Securities and Exchange Commission on April 29, 1998, is deemed to be incorporation by reference herein.

Item 2.  Exhibits.

         None.




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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                            INVACARE CORPORATION


Date:  June 17, 1999                             By:  /S/ Thomas R. Miklich

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                                                      Thomas R. Miklich,
                                                      Chief Financial Officer,
                                                      General Counsel, Treasurer
                                                      and Corporate Secretary